Exhibit 99.1

Safe Pro Awarded Subcontract for Artificial Intelligence Powered Demining Software under U.S. Department of State Program

New Award for AI-Powered Threat Detection and Mapping to Support Ukraine’s Generational Landmine Crisis

AVENTURA, Fla. – August 18, 2026 – Safe Pro Group Inc. (Nasdaq: SPAI) (“Safe Pro” or the “Company”), a developer of artificial intelligence (AI)-enabled defense, security, and situational awareness solutions, today announced it has been awarded a new subcontract and purchase order for its patented AI threat detection and mapping solution in support of a U.S. Department of State program.

The new award, valued at approximately $180,000, includes five hardened GPU powered laptop computers configured with the Company’s Spotlight OnSight AI-powered threat detection and mapping software with 3-years of annual software licensing and AI model upgrades. The OnSight software allows users to detect explosive threats from basic and advanced drones and plot the predictions on maps and export these predictions in standard geospatial formats at the edge without requiring internet connectivity. The software is designed to enhance Ukraine’s ability to demine its own territory without relying on foreign assistance.

Ukraine’s fertile agricultural lands have been transformed into the most mine-contaminated territory since World War II. As of June 2025, over 139,000 square kilometers of land, roughly the size of England, are considered contaminated by mines and explosive remnants of war (ERW). Over six million Ukrainians live in or around these heavily mined and contaminated areas impacting $11 billion in Agriculture business annually. Demining these areas saves the lives of everyday citizens, enables Ukraine’s economic recovery, and opens investment opportunities for American businesses.

To see a demonstration video of SpotlightAI OnSight, click here.

For information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

“Effort sponsored by the U.S. Government. The U.S. Government is authorized to reproduce and distribute reprints for Governmental purposes notwithstanding any copyright notation thereon.”

“The views and conclusions contained herein are those of the authors and should not be interpreted as necessarily representing the official policies or endorsements, either expressed or implied, of the U.S. Government.”

About Safe Pro Group Inc.

Safe Pro Group Inc. (Nasdaq: SPAI) is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. The Company is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing, leveraging commercially available off-the-shelf drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosive threats, providing a safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform targets multiple markets, including commercial, government, law enforcement, and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear, and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements relate to future events, future expectations, plans, and prospects. Forward-looking statements in this press release include, without limitation, statements regarding the subcontract value, the anticipated timing and completion of delivery of orders, the successful deployment of the Company’s AI-powered threat detection technology, the ability to license its software and the acceptance and continued use of its solutions by potential government, military, and humanitarian organizations, and the Company’s future business plans and expectations. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “seek,” “target,” “forecast,” “continue,” “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the Company’s reliance on prime contractors in government subcontract arrangements, market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s Form 10-Q filings and in other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.